Exhibit 99.1

Contacts:

Brad W. Buss

CFO, EVP Finance & Administration

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

FOR IMMEDIATE RELEASE

Cypress Continues Strategic Review

SAN JOSE, Calif., October 6, 2006 — Cypress Semiconductor Corp. (NYSE: CY) As we disclosed in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 2, 2006, we have been exploring ways in which to more fully realize the value of our investment in SunPower Corporation for the benefit of our stockholders. We have expanded the scope of our review to include a variety of strategic alternatives involving the Company as well as its investment in SunPower. There can be no assurances we will continue with our review or conclude any transaction.

About Cypress

Cypress solutions perform: consumer, computation, data communications, automotive, industrial, and solar.” Leveraging proprietary silicon processes, Cypress’s product portfolio includes a broad selection of wired and wireless USB devices, CMOS image sensors, timing solutions, specialty memories, high-bandwidth synchronous and micropower memory products, optical solutions and reconfigurable mixed-signal arrays. Cypress trades on the NYSE under the ticker symbol CY. Visit us at www.cypress.com.

Statements made in this release that are not historical in nature and that refer to Cypress plans and expectations for the future, including but not limited to the Cypress’s ability to achieve the objectives set forth above are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially due a variety of factors, including but not limited to the fact that we may discontinue our review referenced in the release at any time and may not conclude a transaction as well as the risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Cypress as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. We use words such as “anticipates,” “believes,” “expects,” “future,” “look forward,” “planning,” “intends” and similar expressions to identify such forward-looking statements.

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Cypress and the Cypress logo are registered trademarks of Cypress Semiconductor Corporation. All other trademarks are the property of their respective owners.